                                                                   EXHIBIT 12.3

                       EAGLE FAMILY FOODS HOLDINGS, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES

                       (THOUSANDS EXCEPT RATIO AMOUNTS)

                                                                  ONE HUNDRED
                                                                    FIFTY-
                                                                   FIVE DAY
                                                                 PERIOD ENDED
                                                                 JUNE 27, 1998
                                                                 -------------
ADJUSTED EARNINGS
Income (loss) before income taxes...............................   $(40,702)(b)
Portion of rent ($180) representative of interest...............         60
Interest on indebtedness........................................     11,571
                                                                   --------
    Total earnings (loss) as adjusted...........................   $(29,071)
                                                                   ========
FIXED CHARGES
Portion of rent representative of interest......................         60
Interest on indebtedness........................................     11,571
                                                                   --------
  Total fixed charges...........................................   $ 11,631
                                                                   ========
Deficiency of earnings..........................................   $(40,702)
Ratio of earnings to fixed charges..............................        -- (a)
                                                                   ========

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(a) As earnings for the one hundred fifty-five day period ended June 27, 1998 were inadequate to cover fixed charges, a ratio of earnings to fixed charges for the period has not been presented. The deficiency of earnings to fixed charges was approximately $41.0 million.
(b) Reflects the nonrecurring in-process research and development write-off of $23.9 million.